                                                                   EXHIBIT 10(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement No. 33-14774 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our reports dated February 5, 2000, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account VA-2, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Lincoln, Nebraska
February 28, 2000